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                     UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                       AMENDMENT TO APPLICATION OR REPORT
                      FILED PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                              PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)



                                     1-8260
                            (Commission File Number)


                                AMENDMENT NO.3


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated July 3, 1995, as set forth on the pages attached hereto:

   Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     PRIMARK CORPORATION
                                                         (Registrant)

Date: November 28, l995                          By: /s/STEPHEN H. CURRAN
                                                 -----------------------------
                                                       Stephen H. Curran
                                                   Senior Vice President and
                                                    Chief Financial Officer
                                                 (Principal Financial Officer)


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================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

List of documents filed as part of this report:

(a)      Financial Statements of Business Acquired:

         Audited combined balance sheets of Disclosure Inc. and affiliates ("Disclosure") as of December 31, 1994, 1993, 1992 and 1991 and the related combined statements of operations, retained earnings and cash flows for each of the four years then ended, together with the Reports of Independent Accountants.

         Unaudited combined balance sheet of Disclosure as of June 30, 1995 and the related combined statements of operations and cash flows for the periods ending June 30, 1995 and 1994, prior to consummation of the acquisition.

(b)      Pro Forma Financial Information:

         Unaudited pro forma consolidated statements of income of Primark (the "Company") and its subsidiaries for the six months ended June 30, 1995, and for the year ended December 31, 1994.



(c)      Exhibits:
         Exhibit
         Number     Description of Document
         -------    -----------------------

           23.1     Consent of Independent Public Accountants

           99.1 Unaudited consolidated statement of financial position of the Company and its subsidiaries as of June 30, 1995, and Notes 1 and 2 of the Notes to the Consolidated Financial
                    Statements, as contained in the Company's Form 10-Q for the quarter ended June 30, 1995. (Filed as exhibit 99-1 to Amendment No.1 on Form 8-K/A of the Company's current report on Form 8-K dated July 3, 1995.)

                   DISCLOSURE, INC. AND AFFILIATED COMPANIES

                         COMBINED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1995 and 1994

                  Disclosure, Inc. and Affiliated Companies
                        Combined Financial Statements
                    Six Months Ended June 30, 1995 and 1994

                                            INDEX

                                                                                               Page
                                                                                               ----
     Combined Balance Sheet                                                                     1

     Combined Statements of Operations                                                          2

     Combined Statements of Cash Flows                                                          3

     Notes to Combined Financial Statements                                                     4

                                     Disclosure, Inc. and Affiliated Companies
                                              Combined Balance Sheet
                                                  June 30, 1995
                                             (In thousands of dollars)

                                                                                             1995
                                                                                           --------
ASSETS
Current assets:
    Cash and cash equivalents                                                              $  1,605
    Trade receivables, net of allowance for doubtful
         accounts of $1,993                                                                  21,648
    Other current assets                                                                      4,375
                                                                                           --------
         Total current assets                                                                27,628

Property, equipment, leasehold improvements
  and capitalized software, net                                                              20,445
Intangible assets, net                                                                       46,334
Investments in and advances to joint venture                                                  3,094
Other assets                                                                                  4,621
                                                                                           --------
                                                                                           $102,122
                                                                                           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                                               $ 14,690
    Deferred revenues                                                                        18,213
    Capitalized lease obligations - current portion                                             354
    Other                                                                                       400
                                                                                           --------
         Total current liabilities                                                           33,657

Deferred revenues                                                                             4,363
Capitalized lease obligations - long-term                                                       584
Due to VNU                                                                                   11,205
Due to VNU-BIS-deferred tax liability                                                         3,530
Other long-term liabilities                                                                     600
                                                                                           --------
                                                                                             53,939
                                                                                           --------

Stockholders' equity:
    Common stock                                                                                 17
    Preferred stock                                                                               -
    Additional paid-in capital                                                               39,419
    Cumulative foreign currency translation adjustment                                           79
    Retained earnings                                                                         8,668
                                                                                           --------
         Total stockholders' equity                                                          48,183
                                                                                           --------
                                                                                           $102,122
                                                                                           ========

                            See accompanying notes.

                             Disclosure, Inc. and Affiliated Companies
                                Combined Statements of Operations
                              Six Months Ended June 30, 1995 and 1994
                                     (In thousands of dollars)

                                                                                              1995      1994
                                                                                             ------    ------
Revenues:
   Documents                                                                                $34,535   $32,309
   Database and other                                                                         7,610     6,310
   Earnings estimates revenues, net of clearance fees                                         9,211      -
                                                                                            -------   -------
        Net revenues                                                                         51,356    38,619
                                                                                            -------   -------

Operating expenses:
   Cost of services                                                                          26,118    21,667
   Selling, general and administrative (Note 1)                                              13,900     7,972
   Depreciation                                                                               2,329     2,119
   Amortization of goodwill and other intangible assets                                       3,307     1,098
                                                                                            -------   -------
        Total operating expenses                                                             45,654    32,856
                                                                                            -------   -------

Operating income                                                                              5,702     5,763

Other income (deductions):
   Interest income                                                                              339        59
   Interest expense                                                                            (788)     (164)
   Joint venture loss                                                                           (79)     (382)
                                                                                            -------   -------
Income before income tax expense                                                              5,174     5,276
Income tax expense                                                                            2,319     2,585
                                                                                            -------   -------
Net income                                                                                  $ 2,855   $ 2,691
                                                                                            =======   =======

                            See accompanying notes.

                                             Disclosure, Inc. and Affiliated Companies
                                                Combined Statements of Cash Flows
                                              Six Months Ended June 30, 1995 and 1994
                                                     (In thousands of dollars)

                                                                                             1995           1994
                                                                                           --------       --------
Cash flows from operating activities:
  Net income                                                                              $  2,855       $  2,691
  Adjustments to reconcile net income
    to net cash provided by operating activities:
        Depreciation and amortization                                                        5,636          3,217
        Undistributed loss of affiliate                                                         79            382
        Changes in operating assets and liabilities:
        Decrease (increase) in:
           Trade receivables                                                                14,947          4,160
           Other current assets                                                             (1,302)           885
           Other assets                                                                     (3,508)            23
        Increase (decrease) in:
           Accounts payable and accrued liabilities                                          2,859          1,048
           Deferred revenues                                                                (8,096)        (3,802)
                                                                                          --------       --------
        Net cash provided by operating activities                                           13,470          8,604
                                                                                          --------       --------

Cash flows from investing activities:
   Payment for purchase of IBES, net of cash acquired                                            -        (19,418)
   Payment for purchase of SEC On-line, net of cash acquired                                     -         (4,500)
   Purchase of property and equipment                                                       (1,964)        (2,408)
   Capitalized software                                                                     (1,110)        (1,599)
   Advances to joint venture                                                                  (248)          (307)
   Other                                                                                      (154)             -
                                                                                          --------       --------
        Net cash (used in) investing activities                                             (3,476)       (28,232)
                                                                                          --------       --------

Cash flows from financing activities:
   Principal payments on capital lease obligations                                            (353)           (86)
   (Decrease) increase in amount due to VNU - net                                          (10,177)        24,545
   Dividends paid to VNU                                                                      (844)             -
   Purchase of preferred stock                                                              (2,506)             -
                                                                                          --------       --------
        Net cash (used in) provided by financing activities                                (13,880)        24,459
                                                                                          --------       --------

Effect of exchange rate changes on cash                                                         13            232
                                                                                          --------       --------

Net (decrease) increase in cash and cash equivalents                                        (3,873)         5,063
Cash and cash equivalents - beginning of period                                              5,478          1,198
                                                                                          --------       --------
Cash and cash equivalents - end of period                                                 $  1,605       $  6,261
                                                                                          ========       ========

                            See accompanying notes.

                  Disclosure, Inc. and Affiliated Companies
                    Notes to Combined Financial Statements
                   Six Months Ended June 30, 1995 and 1994

NOTE 1 - CHANGE IN OWNERSHIP
----------------------------

On June 29, 1995, Disclosure, Inc., ("Disclosure") was acquired by Primark Corporation ("Primark") for $200 million in cash. The transaction, accounted for under the purchase method of accounting, included Disclosure's wholly-owned subsidiaries and affiliated companies Disclosure (UK), Limited and I/B/E/S
(UK), Limited (collectively referred to as the "Company"). The accompanying financial statements are prior to the consummation of the acquisition and consequently, have not been adjusted to "push-down" Primark's cost of acquiring the Company. Further, the assets and liabilities have not been restated to their fair values.

As a result of the change in ownership, the Company paid bonuses and severance payments to certain executives totaling $819,000.

NOTE 2 - ACQUISITIONS AND CAPITAL TRANSACTIONS
----------------------------------------------

On June 30, 1994, Disclosure acquired 100% of the common stock of I/B/E/S, Inc. and I/B/E/S (UK), Limited. In a series of related transactions:

    - Disclosure transferred its ownership interest in I/B/E/S, Inc. to I/B/E/S International, Inc. (a newly-formed wholly-owned subsidiary of Disclosure),

    - I/B/E/S, Inc. and I/B/E/S International, Inc. entered into an Assumption and Assignment Agreement, whereby non-broker-dealer operations, contracts and net assets were transferred to I/B/E/S International, Inc. and

    - Disclosure sold the stock of I/B/E/S (UK), Limited to VNU (UK), Holdings, Ltd.

On January 31, 1994, Disclosure acquired 100% of the assets of SEC On-line, Inc., a provider of historical full text financial information.

NOTE 3 - GENERAL
----------------

There have been no significant changes in the Company's principal accounting policies that were set forth in the Company's 1994 audited combined financial statements.

The unaudited information furnished herein, in the opinion of management, reflects all adjustments necessary for a fair statement of the results of operations during the interim period, prior to giving effect of the acquisition of the Company by Primark.

The revenues, expenses and net income for the interim periods should not be construed as representative of revenues, expenses and net income for all or any part of the balance of the current year or succeeding periods.

                               DISCLOSURE, INC.
                           AND AFFILIATED COMPANIES

                        COMBINED FINANCIAL STATEMENTS
                                     and
                          SUPPLEMENTARY INFORMATION

                    YEARS ENDED DECEMBER 31, 1994 AND 1993
                                     with
                        INDEPENDENT AUDITOR'S REPORTS

                              DISCLOSURE, INC. AND AFFILIATED COMPANIES

                                    COMBINED FINANCIAL STATEMENTS

                                Years Ended December 31, 1994 and 1993

                                                 INDEX
                                                 -----
                                                                                                        Page
                                                                                                        ----
Independent Auditor's Report                                                                               1
Combined Balance Sheets                                                                                    2
Combined Statements of Operations and Retained Earnings                                                    3
Combined Statements of Cash Flows                                                                        4-5
Notes to Combined Financial Statements                                                                  6-17
Supplementary Information:
  Independent Auditor's Report on Supplementary Information                                               18

  Pro Forma Statement of Operating Income for
   the Year Ended December 31, 1994                                                                       19

                        LESLIE SUFRIN AND COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                               325 FIFTH AVENUE
                              NEW YORK, N.Y. 10016

LESLIE SUFRIN, C.P.A.
THOMAS A. MASTRELLI, C.P.A.                                       (212) 696-4800
CHARLES TROPIANO, C.P.A.                               TELECOPIER (212) 481-1638


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

To the Board of Directors
Disclosure, Inc.

We have audited the accompanying combined balance sheets of Disclosure, Inc., its wholly-owned subsidiaries and its affiliated companies, Disclosure (UK), Limited and I/B/E/S (UK), Limited, (collectively referred to as the "Company") as of December 31, 1994 and 1993 and the related combined statements of operations and retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Disclosure, Inc., Disclosure (UK), Limited and I/B/E/S (UK), Limited are ultimate subsidiaries of nv Verenigd Bezit VNU. As summarized in the notes to the combined financial statements, there are certain transactions between the Company, its fifty percent owned joint venture and members of the nv Verenigd Bezit VNU worldwide group which are determined on agreed upon bases.

As described in Note 2 to the combined financial statements, the Company applied its policy of not capitalizing costs associated with database production to its fifty percent owned joint venture at January 1, 1993 resulting in a cumulative effect from change in accounting principle of approximately $1,100,000, net of income taxes of approximately $700,000.



                        /s/ Leslie Sufrin and Company, P.C.

February 3, 1995

                        DISCLOSURE, INC. AND AFFILIATED COMPANIES
                               COMBINED BALANCE SHEETS
                             DECEMBER 31, 1994 AND 1993
                             (IN THOUSANDS OF DOLLARS)

                                                                                  1994              1993
                                                                                  ----              ----
 ASSETS
 ------
Current assets:
 Cash and cash equivalents (Note 8)                                             $ 5,478            $ 1,198
 Trade receivables, net of allowances for doubtful
  accounts of $1,978 in 1994 and $938 in 1993                                    36,595             19,186
 Other current assets                                                             3,073              3,817
                                                                                 -------            -------
     Total current assets                                                        45,146             24,201

Property, equipment, leasehold improvements
 and capitalized software, net                                                   21,439             15,010
Intangible assets, net                                                           48,378             26,394
Investments in and advances to joint venture                                      2,925              2,736
Other assets                                                                      1,113              1,179
                                                                               --------            -------
                                                                               $119,001            $69,520
                                                                               ========            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable and accrued liabilities                                       $12,307            $ 7,758
 Deferred revenues                                                               27,065             15,647
 Capitalized lease obligations - current portion                                    591                557
 Other                                                                              354                  -
                                                                               --------            -------
     Total current liabilities                                                   40,317             23,962

Deferred revenues                                                                 3,607                227
Capitalized lease obligations - long-term                                           700              1,291
Due to VNU                                                                       21,382                620
Due to VNU - deferred tax liability                                               3,530              1,661
Other                                                                               800                  -

Commitments and contingencies (Note 13)

Stockholders' equity:
 Common stock                                                                        17                  2
 Preferred stock                                                                  2,436              2,301
 Additional paid-in capital                                                      39,489             39,539
 Cumulative foreign currency translation adjustment                                  66               (196)
 Retained earnings                                                                6,657                113
                                                                               --------            -------
     Total stockholders' equity                                                  48,665             41,759
                                                                               --------            -------
                                                                               $119,001            $69,520
                                                                               ========            =======

                            See accompanying notes.

                                      DISCLOSURE, INC. AND AFFILIATED COMPANIES
                                         COMBINED STATEMENTS OF OPERATIONS
                                               AND RETAINED EARNINGS
                                      YEARS ENDED DECEMBER 31, 1994 AND 1993
                                             (IN THOUSANDS OF DOLLARS)

                                                                                   1994                1993
                                                                                   ----                ----
Revenues:
   Documents                                                                       $64,342            $53,687
   Database and other                                                               13,042              9,130
   Earnings estimates revenues, net of clearance fees                                8,588                  -
                                                                                   -------            -------
      Net revenues                                                                  85,972             62,817
                                                                                   -------            -------

Operating expenses:
   Cost of services                                                                 46,823             36,944
   Selling, general and administrative                                              17,791             11,967
   Depreciation and amortization                                                     5,930              5,038
   Amortization of intangibles                                                       2,293              1,677
                                                                                   -------            -------
      Total operating expenses                                                      72,837             55,626
                                                                                   -------            -------

Operating income                                                                    13,135              7,191
                                                                                   -------            -------

Other (expense) income:
   Interest expense                                                                   (940)              (163)
   Interest income                                                                     174                 70
   Equity in (loss) of joint venture                                                  (575)            (1,095)
                                                                                   -------            -------
                                                                                    (1,341)            (1,188)
                                                                                   -------            -------

Income before provision for income taxes and
 cumulative effect of change in accounting policy                                   11,794              6,003
Provision for income taxes                                                          (5,250)            (2,824)
                                                                                   -------            -------
Net income before cumulative effect of change
 in accounting policy                                                                6,544              3,179
Cumulative effect of change in accounting policy
 (net of income tax benefit of $717)                                                     -             (1,095)
                                                                                   -------            -------
Net income                                                                           6,544              2,084

Retained earnings - beginning of year                                                  113             (1,511)
Dividends paid - Disclosure (UK), Limited                                                -               (460)
                                                                                   -------            -------

Retained earnings - end of year                                                    $ 6,657            $   113
                                                                                   =======            =======

                            See accompanying notes.

                           DISCLOSURE, INC. AND AFFILIATED COMPANIES
                               COMBINED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31, 1994 AND 1993
                                  (IN THOUSANDS OF DOLLARS)

                                                                                      1994               1993
                                                                                      ----               ----
Cash flows from operating activities:
 Net income                                                                        $ 6,544            $ 2,084
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
      Depreciation and amortization                                                  8,223              6,715
      Deferred taxes                                                                 1,869                477
      Change in accounting policy                                                        -              1,095
      Equity in loss of joint venture                                                  575              1,095
      Change in cumulative foreign currency
       translation adjustment                                                          262               (117)
      Decrease (increase) in:
        Trade receivables                                                          (11,586)            (2,302)
        Other current assets                                                         1,562             (1,148)
        Other assets                                                                    66                (32)
      Increase (decrease) in:
        Accounts payable, accrued and acquisition liabilities                        2,357              2,330
        Deferred revenues                                                            7,126              2,929
                                                                                  --------            -------
          Net cash provided by operating activities                                 16,998             13,126
                                                                                  --------            -------

Cash flows from investing activities:
   Payments related to acquisitions, net of assets
    acquired                                                                       (25,438)            (1,093)
   Proceeds from sale of investment (net of
    distribution of $9,050) (Note 3)                                                     -
   (Advances to) repayments from joint venture                                        (764)               422
   Loan to Disclosure Minority Shareholder                                               -             (1,000)
   Purchase of property and equipment                                               (4,063)            (4,476)
   Capitalization of software                                                       (2,758)            (2,764)
                                                                                  --------            -------
          Net cash (used in) investing activities                                  (33,023)            (8,911)
                                                                                  --------            -------

Cash flows from financing activities:
   Payments of capitalized lease obligation                                           (557)              (395)
   Distributions paid                                                                    -               (460)
   Increase (decrease) in due to VNU, net                                           20,862             (3,047)
                                                                                   -------             ------
          Net cash provided by (used in) financing activities                       20,305             (3,902)
                                                                                  --------            -------

   Net increase in cash and cash equivalents                                         4,280                313
   Cash and cash equivalents -- beginning of year                                    1,198                885
                                                                                  --------            -------
   Cash and cash equivalents - end of year                                        $  5,478            $ 1,198
                                                                                  ========            =======
Cash paid during the year for:
   Interest                                                                       $    902            $   113
                                                                                  ========            =======
   Income taxes                                                                   $  3,234            $ 2,182
                                                                                  ========            =======

                            See accompanying notes.

                                             DISCLOSURE, INC. AND AFFILIATED COMPANIES
                                                 COMBINED STATEMENTS OF CASH FLOWS
                                              YEARS ENDED DECEMBER 31, 1994 AND 1993
                                                      (IN THOUSANDS OF DOLLARS)
                                                            (CONTINUED)

                                                                                    1994               1993
                                                                                    ----               ----
Supplemental schedule of non-cash
  investing and financing activities:

- Capitalized lease obligation incurred in connection with
    upgrade of certain computer equipment                                           $  -              $   949
                                                                                    ====              =======

- Acquisition of Learned Information (Note 3):
    Fair value (less cash paid of $92)                                                 -                8,958
    Common and preferred shares issued to
      Disclosure minority shareholder                                                  -               (8,925)
    Note issued                                                                        -                  (33)
                                                                                    ----              -------

                                                                                    $  -              $     -
                                                                                    ====              =======

- Accretion of dividends on preferred shares                                        $135              $    43
                                                                                    ====              =======

- Sale of I/B/E/S (UK), Limited to VNU (UK)
    Holdings, Ltd.                                                                  $100              $     -
                                                                                    ====              =======

                            See accompanying notes.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993

NOTE 1 - DESCRIPTION OF COMPANY, BASIS OF PRESENTATION AND PRINCIPLES OF
------------------------------------------------------------------------
COMBINATION
-----------

The combined financial statements include Disclosure, Inc. ("Disclosure") and its wholly-owned subsidiaries along with affiliated companies Disclosure (UK), Limited and I/B/E/S (UK) Limited (collectively referred to as the "Company"). The Company provides financial information principally with respect to global publicly traded companies through printed and electronic documents and databases.

Disclosure is a ninety percent (90%) owned subsidiary of VNU Marketing Information Services, Inc. ("VNU-MIS"), formerly VNU Business Information Services, an ultimate subsidiary of nv Verenigd Bezit VNU ("VNU Bezit"). Disclosure (UK), Limited and I/B/E/S (UK), Limited are eighty percent (80%) and one hundred percent (100%), respectively, owned by VNU (UK) Holdings, Ltd. The remaining ten percent (10%) of Disclosure and twenty percent (20%) of Disclosure (UK), Limited are held by or on behalf of an individual (the "Disclosure Minority Shareholder") who is also an officer of the Company (see Notes 3 and 8). The Company's fifty percent owned joint ventures are reflected on the equity method of accounting (see Note 6). All significant intercompany accounts and transactions have been eliminated. There are certain transactions between the Company and its affiliates (collectively referred to as "VNU") which are determined on agreed upon bases between the parties (see Notes 3, 6, 8 through 12).

On June 30, 1994, Disclosure acquired 100% of the common stock of I/B/E/S, Inc. and I/B/E/S (UK), Limited (see Note 3). The combined statements of operations and cash flows for the year ended December 31, 1994 include the operations of I/B/E/S Inc. and its related entities from July 1, 1994 to December 31, 1994.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Cash and cash equivalents
-------------------------
The Company considers all bank accounts and other investments that can be liquidated on demand or with a maturity of three months or less to be cash equivalents.

Concentration of credit risk
----------------------------
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash investments and receivables. The Company places its cash and temporary cash investments with quality financial institutions. At various times throughout the year, the Company's bank accounts' balances exceeded the balance insured by the Federal Deposit Insurance Corporation ("FDIC"). Furthermore, the Company maintains cash balances in money market accounts and foreign bank accounts, both of which are not insured by the FDIC.

Concentrations of credit risk with respect to trade receivables are generally diversified due to the large number of entities comprising the Company's customer base and their dispersion

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

across the financial services' sector and geographic regions. Accordingly, the Company believes that its trade receivable credit risk exposure is limited and appropriately provided for.

Trade receivables
-----------------
Trade receivables, both billed and unbilled, are stated net of a provision for doubtful accounts. The Company records receivables for the entire amount of the contracts it has received prior to year end, including contracts for subscriptions which commence subsequent to the end of the year. Revenue from subscription contracts which commence subsequent to the end of the year are included in deferred revenues.

Property, equipment, leasehold improvements and capitalized software
--------------------------------------------------------------------
The Company records property, equipment and leasehold improvements, at cost. This asset category also includes certain capitalized equipment leases. Direct development costs associated with internally developed software to be sold and production software (subject to certain approval and cost benefit criteria) exceeding $100,000 are capitalized. Acquired software greater than $25,000 are also capitalized. Amounts capitalized are evaluated annually as to recoverability with any permanent impairment in value being charged to results of operations in the year determinable.

Repairs and maintenance are expensed as incurred. All costs associated with the creation and maintenance of various Company databases and with the maintenance of various software systems are expensed as incurred.

Depreciation and amortization are determined based upon principally straight line methods over the respective assets' estimated useful lives. Annual depreciation and amortization percentages for the most significant asset categories are as follows:

         Machinery and computer equipment                     10 - 33%
         Office furniture and equipment                       10 - 20%
         Capitalized software                                 20 - 33%

Leasehold improvements are amortized over the term of the leases or the useful life of the improvement, whichever is shorter.

Intangible assets
-----------------
The excess of cost, including deferred acquisition costs, over the underlying value of tangible net assets of businesses acquired has been accounted for as intangible assets to be amortized over their respective estimated useful lives, ranging from five to forty years. The net book value of such intangible assets are evaluated annually as to realizability.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

Intangible assets (continued)
-----------------------------
In a series of transactions from 1981 to 1987, Disclosure became a wholly-owned subsidiary of VNU. The purchase accounting adjustments associated with such transactions have been "pushed down" to Disclosure.

Cumulative foreign currency translation adjustment
--------------------------------------------------
Assets and liabilities of Disclosure (UK), Limited, I/B/E/S (UK), Limited and I/B/E/S Japan, K.K. (a subsidiary of I/B/E/S International, Inc.) are translated at current exchange rates at the balance sheet dates, while revenues and expenses are translated at average exchange rates during the respective year, with the resultant difference accounted for in the cumulative foreign currency translation adjustment account in the stockholders' equity section of the balance sheet.

Revenue recognition
-------------------
Revenues from documents (generated principally on a demand or a subscription basis), earnings estimates and on-line database products are generally recognized when title and/or delivery passes to the customer or ratably as the product or service is provided. All other database product revenues are recognized on accelerated methods, whereby a significant portion of the revenue is recognized upon the signing of a contract (and/or delivery of the product), deferring that portion of revenue which will be matched against the minimal future service costs to be incurred. Revenues generated from customers which utilize a soft-dollar payment mechanism are reflected net of related clearance fees (see Note 13).

Income taxes
------------
Disclosure files a consolidated U.S. Federal and certain combined state income tax returns with VNU and files separate income tax returns for certain other states. Disclosure (UK), Limited and I/B/E/S (UK), Limited file separate income tax returns with Inland Revenue in the United Kingdom, and are members of a group with VNU (UK) Holdings, Ltd. for Group Relief purposes (which provides the benefits of a consolidated tax return in the U.S.). The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. Disclosure's current tax provision for Federal and State income taxes has been determined in accordance with a tax sharing agreement with VNU, whereby the Company is charged by VNU an amount equal to the tax the Company would have had to pay had it filed separate income tax returns (without regard to net operating loss carryforwards incurred prior to January 1, 1993). Disclosure's portion of the Company's tax provision included deferred income taxes as if Disclosure filed a separate return for U.S. Federal and state income taxes.

The Company reports, for financial statement purposes, certain items of income and expense in periods which differ from when such items are reported for income tax purposes. The principal differences relate to (1) the utilization of consolidated net operating loss

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

Income taxes (continued)
------------------------
carryforwards, (2) the timing of certain financial statement reserves or accruals recorded by the Company, which, for income tax purposes, are not deductible until realized or paid, and (3) the timing of depreciation and amortization which are recognized, for financial statement purposes, over different periods than such are recognized for income tax purposes. The related deferred tax effects are reflected in the combined financial statements included in the caption "Due to VNU - deferred tax liability". In addition, the amortization of goodwill and certain intangible assets are not deductible for income tax purposes until such assets are ultimately sold or abandoned.

Change in accounting policy
---------------------------
Effective January 1, 1993, the Company applied its policy of not capitalizing costs associated with database production to its fifty percent-owned joint venture, resulting in a reduction in the carrying value of its investment in joint venture by approximately $1,100,000, net of income taxes of $700,000 (see
Note 6).

NOTE 3 - ACQUISITIONS AND CAPITAL TRANSACTIONS
----------------------------------------------

On June 30, 1994, Disclosure acquired 100% of the common stock of I/B/E/S, Inc. and I/B/E/S (UK), Limited. In a series of related transactions:

  - Disclosure transferred its ownership interest in I/B/E/S, Inc. to I/B/E/S International, Inc. (a newly-formed wholly-owned subsidiary of Disclosure),

  - I/B/E/S, Inc. and I/B/E/S International, Inc. entered into an Assumption and Assignment Agreement, whereby non broker dealer operations, contracts and net assets were transferred to I/B/E/S International, Inc. and

  -  Disclosure sold the stock of I/B/E/S (UK), Limited to VNU (UK),
     Holdings, Ltd.

On January 31, 1994, Disclosure acquired 100% of the assets of SEC On-line, Inc., a provider of historical full text financial information.

On September 6, 1993, Disclosure acquired 100% of the stock of Learned Information ("LI") and Learned Information Europe ("LIE") from the Disclosure Minority Shareholder for 10% of the common stock of Disclosure, 2,625 shares of Disclosure preferred stock with a redemption value ($860 per share) of $2,257,500, and $33,000. The fair value of this transaction, including costs of acquisition, approximated $9,050,000. On December 21, 1993 Disclosure sold the stock of LI and LIE to VNU International, B.V. for $9,050,000 with the proceeds distributed to VNU, as provided for in the Owners' Agreement between the shareholders.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993

NOTE 4 - PROPERTY, EQUIPMENT, LEASEHOLD IMPROVEMENTS AND CAPITALIZED SOFTWARE
-----------------------------------------------------------------------------

Property, equipment, leasehold improvements and capitalized software consisted of the following (in thousands of dollars):

                                                                             1994             1993
                                                                             ----             ----
       Machinery and computer equipment                                   $ 35,280         $ 31,080
       Office furniture and equipment                                        2,984            2,494
       Leasehold improvements                                                6,159            5,120
       Capitalized software (a)                                             10,921            4,294
                                                                          --------         --------
                                                                            55,344           42,988
       Less: accumulated amortization - capitalized software                (1,224)            (129)
             accumulated depreciation - all other                          (32,681)         (27,849)
                                                                          --------         --------
                                                                          $ 21,439         $ 15,010
                                                                          ========         ========

(a)  Includes, at December 31, 1994, approximately $3.8 million of capitalized software acquired as part of the acquisition of I/B/E/S, Inc. (see Note 3).


NOTE 5 - INTANGIBLE ASSETS
--------------------------

Intangible assets related to acquisitions consisted of the following (in thousands of dollars):

                                                                             1994             1993
                                                                             ----             ----
      Goodwill                                                            $51,649          $27,697
      Covenant not to compete                                               2,865            2,865
      Subscription lists                                                    3,500            3,500
      Libraries and related assets                                             75               75
      Deferred acquisition and transition costs                               953              657
                                                                          -------          -------
                                                                           59,042           34,794
      Less: Accumulated amortization                                      (10,664)          (8,400)
                                                                          -------          -------
                                                                          $48,378          $26,394
                                                                          =======          =======

NOTE 6 - INVESTMENT IN AND ADVANCES TO JOINT VENTURE
----------------------------------------------------

Disclosure owns a 50% partnership interest in a joint venture, Worldscope/Disclosure Partners ("W/D"), formed to produce and market certain international global and regional abstracted database products. W/D receives certain database production services from the Worldscope/Disclosure International Partners ("W/DI"), which is 50% owned by VNU (UK) Holdings, Ltd. Such services have been reflected at cost in the accompanying presentation and in accounting for the Company's equity in W/D's and W/DI's combined operations.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 6 - INVESTMENT IN AND ADVANCES TO JOINT VENTURE (CONTINUED)
----------------------------------------------------------------

Disclosure and the other 50% partner of W/D and W/D I have jointly and severally guaranteed W/D's borrowings (see below) under a line of credit facility. Summarized financial information (adjusted for the effects of Disclosure not capitalizing database costs and, in 1993, for certain adjustments related to 1992 estimates) as of and for the years ended December 31, 1994 and 1993 is as follows (in thousands of dollars):

                                                                              1994            1993
                                                                              ----            ----
      Balance Sheet Components
      ------------------------
      Current assets                                                       $ 1,763         $ 1,132
      Fixed assets, net                                                        293             242
      Accounts payable, accrued liabilities
       and deferred revenue                                                  1,054           1,064
      Borrowing under line of credit                                         1,500           1,395
      Due to Disclosure, Inc.                                                3,606           2,842
      Due to W/D partner                                                     3,576           2,809

                                                                              1994            1993
                                                                              ----            ----
      Statement of Operations
      -----------------------
      Revenues                                                             $ 4,244         $ 3,080
      Operating expenses                                                     5,198           5,052
                                                                           -------         -------
      Net (loss) before amortization of goodwill,
       taxes and interest expense                                             (954)         (1,972)
      Amortization of goodwill                                                (180)           (180)
      Interest, taxes, and other                                               (15)            (37)
                                                                           -------         -------
      Net (loss)                                                           $(1,149)        $(2,189)
                                                                           -------         -------
      Disclosure's 50% share of net (loss)                                 $  (575)        $(1,095)
                                                                           =======         =======

In addition, Disclosure is reimbursed for certain direct incremental costs it incurs on behalf of W/D. Such costs were charged from the following operating expense categories in the accompanying Combined Statements of Operations (in thousands of dollars):

                                                                              1994             1993
                                                                              ----             ----
      Production                                                              $100             $ 53
      Selling, marketing and customer support                                  624              797
      General and administrative                                                40                7
                                                                              ----             ----
                                                                              $764             $857
                                                                              ====             ====

Disclosure (UK), Limited also sells W/D products to its customer base, generating revenues of approximately $700,000 and $430,000 for the years ended December 31, 1994 and 1993, respectively. In connection with such revenues, Disclosure (UK), Limited reflected royalty expense to W/D of approximately $480,000 and $310,000 for the years ended December 31, 1994 and 1993, respectively.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 7 - CAPITALIZED LEASE OBLIGATIONS
--------------------------------------

Certain computer equipment is leased under three to five year, noncancellable leases which meet the criteria of a capital lease and, accordingly, have been recorded as such. The following is a schedule of future minimum lease payments under such capital leases, together with the net present value (at interest rate ranging from 6.5% to 10.0%) of minimum lease payments as of December 31, (in thousands of dollars):

                                                                              1994            1993
                                                                              ----            ----
    Total minimum lease payments                                             $1,416          $2,109
    Less: amount representing interest                                         (125)           (261)
                                                                             ------          ------
    Present value of net minimum lease payments                               1,291           1,848
    Less: current maturities                                                   (591)           (557)
                                                                             ------          ------
                                                                             $  700          $1,291
                                                                             ======          ======

NOTE 8 - DUE TO VNU
-------------------

Amounts due to VNU relate to normal course borrowings (repayments) of operating cash flows, loans for acquisitions, capital projects, charges from tax sharing agreements (see Note 11) and certain administrative services (see
Note 10). Amounts due to VNU consisted of the following at December 31, (in thousands of dollars):

                                                                             1994             1993
                                                                             ----             ----
Non Interest Bearing Loans:
    Advances, net of repayments,
      prior to December 31, 1993                                            $   620          $  620
    Advances (net of repayments) subsequent
      to December 31, 1993                                                    2,874               -
                                                                            -------          ------
                                                                              3,494             620
Due (from) VNU from sale I/B/E/S (UK), Limited                                 (100)              -
                                                                            -------          ------
                                                                              3,394             620
Interest Bearing Loans                                                       17,988               -
                                                                            -------          ------
    Total loans                                                             $21,382          $  620
                                                                            =======          ======

Deferred income tax liability                                               $ 3,530          $1,661
                                                                            =======          ======

In accordance with the terms of an Owners' Agreement between the shareholders of Disclosure, VNU agreed to provide Disclosure with certain non interest bearing loans (the "Non Interest Bearing Loans") and certain interest bearing loans (the "Interest Bearing Loans"). The Non Interest Bearing Loans are designated to fund certain approved Disclosure developmental projects (the "Development Projects") up to a maximum of $15 million. The Non Interest Bearing Loans are to be repaid solely from proceeds from the Development Projects and only to the extent of post December 31, 1993 Development Projects' loans based on a formula tied to the annual depreciation and amortization of such Development

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 8 - DUE TO VNU (CONTINUED)
-------------------------------

Projects. Loans for Development Projects of approximately $6.7 million through December 31, 1993 have been reduced by the amount due from VNU to Disclosure at December 31, 1993 in the combined balance sheet.

Interest Bearing Loans include loans, principally to finance acquisitions, intercompany charges for income taxes, interest and certain administrative services net of repayments and/or interest bearing advances from Disclosure to VNU. Interest is calculated at the Prime Rate, as defined in the Owners' Agreement, (8.5% at December 31, 1994). The Owners' Agreement, among other things, limits VNU's requirement to provide the Company with interest bearing loans to fifty percent (50%) of the combined net worth of the Company, LI and LIE (the "Disclosure Group"). In addition, to the extent shareholders have received distributions from the Disclosure Group, such shareholders are required to make interest bearing loans to the Disclosure Group should the need for such funds arise. While the intercompany charges for taxes, interest and certain administrative services are generally payable currently, there is no specific repayment schedule for interest bearing loans. To date, interest bearing loans have been repaid to the extent of excess cash payments made by Disclosure to VNU.

The Owners' Agreement also required VNU to cause the Company's current assets to exceed current liabilities at December 31, 1993. Adjustments to working capital permitted under this Agreement are not reflected in the accompanying combined financial statements.

For financial statement purposes, all amounts due VNU have been reflected as a non current liability even though it has been Disclosure's practice and intent to utilize its and the Company's excess cash to repay Interest Bearing Loans due VNU as soon as practicable.

NOTE 9 - STOCKHOLDERS' EQUITY
-----------------------------

Common stock includes the following at December 31, 1994 and 1993:

                                                                      Shares
                                                        --------------------------------------
                                                        Issued      Outstanding     Authorized
                                                        ------      -----------     ----------
      Disclosure, Inc.                                   1,000         1,000           1,000
      Disclosure (UK), Limited                           1,000         1,000           1,000
      I/B/E/S (UK), Limited                             10,000        10,000         100,000

The Owners' Agreement provides for the grant and exercise of certain put and call options whereby the Disclosure Minority Shareholder would receive future payments for his shares of Disclosure, Inc. and Disclosure (UK), Limited based upon the Company's future operating income, as defined, compared to its 1992 operating income, as defined.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)
-----------------------------------------

Disclosure's preferred stock (2,625 shares issued and outstanding, 2,900 shares authorized with no voting rights) is redeemable (at $860 per share) at the option of the Disclosure Minority Shareholder and Disclosure anytime after June 30, 1994 and accrues dividends at the rate of $51.60 per share on the initial redemption value of the preferred stock.

NOTE 10 - OTHER RELATED PARTY TRANSACTIONS
------------------------------------------

VNU provides the Company with certain financing, accounting, insurance, legal and administrative services, which are determined on an arms length bases between the parties.

Disclosure also holds a $1,000,000 note receivable (with interest at a rate of 6% per annum) from the Disclosure Minority Shareholder due December 31, 1998. The note and related accrued interest is collateralized by a Deed of Trust on certain residential real estate. There are certain factors which can cause the note to become immediately due and payable, including the sale of the residential real estate, the sale or redemption of Disclosure's preferred stock and the termination of employment of the Disclosure Minority Shareholder. At December 31, 1994 and 1993, the balance of the note and related accrued interest was $1,080,000 and $1,020,000, respectively. In addition, the Disclosure Minority Shareholder entered into an employment agreement with Disclosure dated September 7, 1993 with a term through December 31, 1998. The employment agreement can be terminated prior to December 31, 1998 by VNU or, under certain circumstances, by the Disclosure Minority Shareholder.

NOTE 11 - INCOME TAXES
----------------------

The provision (benefit) for income taxes is comprised of the following for the years ending:

                                                                           December 31,
                                                                      -----------------------
                                                                       1994             1993
                                                                       ----             ----
                                                                           (In thousands)
               Current
                 Federal                                              $2,356           $1,669
                 State and local                                         693              493
                 Foreign (UK)                                            332              185
                                                                      ------           ------
                                                                       3,381            2,347
               Deferred
                 Federal                                               1,470              375
                 State and local                                         399              102
                                                                      ------           ------
                                                                      $5,250           $2,824
                                                                      ======           ======

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 11 - INCOME TAXES (CONTINUED)
----------------------------------

The reconciliation between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before provision for income taxes is as follows:

                                                                       1994             1993
                                                                       ----             ----
                                                                         (In thousands)
              Federal statutory income taxes                          $3,669           $1,862
              State income taxes, net of
                Federal tax effect of $310
                  and $157, respectively                                 602              306
              Foreign income taxes                                       332              185
              Other (permanent differences)                              647              471
                                                                      ------           ------

                                                                      $5,250           $2,824
                                                                      ======           ======

Income (loss) before provision for income taxes consisted of the following:

                                                                       1994             1993
                                                                       ----             ----
                                                                         (In thousands)
              Domestic                                                $10,791          $5,475
              Foreign (UK)                                              1,003             528
                                                                      -------          ------

                                                                      $11,794          $6,003
                                                                      =======          ======

NOTE 12 - RETIREMENT PLANS
--------------------------

Disclosure is part of a 401(k) Retirement Savings Plan (the "Plan") with VNU-MIS which provides certain deferred compensation benefits to eligible Disclosure's employees. The Plan provides for discretionary contributions to be made by VNU-MIS for Disclosure for which Employer Matching Contributions of approximately $281,000 and $275,000 were made for the years ended December 31, 1994 and 1993.

I/B/E/S International, Inc. provides a 401(k) plan for all full-time employees with at least one year of service. I/B/E/S International, Inc. matches 50% of employee contributions up to a maximum of 6% of their annual salary. I/B/E/S International, Inc. contributions to the plan approximated $45,000 for the six months ended December 31, 1994.

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


NOTE 13 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

The Company has entered into various leasehold, employment and other commitments, which expire as follows (in thousands of dollars):

    December 31,           Total         Leasehold       Employment         Other
    ------------           -----         ---------       ----------         -----
         1995             $ 6,090         $ 4,440          $1,170           $ 480
         1996               5,636           4,160             996             480
         1997               4,758           3,550             728             480
         1998               3,610           3,360             250               -
         1999               3,400           3,400               -               -
   Thereafter              14,170          14,170               -               -
                          -------         -------          ------          ------
                          $37,664         $33,080          $3,144          $1,440
                          =======         =======          ======          ======

Rent expense was approximately $4,152,000 and $3,830,000 for the years ended December 31, 1994 and 1993, respectively.

The Company's leasehold commitments are net of sublease income. VNU owns a 20% partnership interest in the Company's Bethesda office facility, with rent expense of approximately $2,070,000 for both the years ending December 31, 1994 and 1993. In addition, certain employment agreements with key Company executives include provisions for additional compensation, based on defined formulas.

I/B/E/S, Inc. is a registered broker-dealer in securities under the Securities Exchange Act of 1934, and a registered investment adviser under the Investment Advisers Act of 1940. The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Rule also provides that equity capital may not be withdrawn or cash equivalents paid if the resulting net capital ratio would exceed 10 to 1. At December 31, 1994, I/B/E/S, Inc. had net capital, as defined, of $193,330 which was $114,870 in excess of its minimum required. I/B/E/S, Inc.'s net capital ratio as of December 31, 1994 was 6.09 to 1.

I/B/E/S, Inc. is registered as a broker-dealer entity for the purpose of facilitating a soft-dollar payment mechanism for customers who wish to pay for products via trading commissions consistent with the soft-dollar arrangements permitted by Section 28(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and applicable rules and releases promulgated under the Exchange Act. As a non-clearing broker in securities,

                  DISCLOSURE, INC. AND AFFILIATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993


Note 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
---------------------------------------------------

I/B/E/S, Inc. is engaged in brokerage services to a diverse group of institutional investors. I/B/E/S, Inc.'s exposure to credit risk associated with the nonperformance of these customers in fulfilling their commitments for directed commissions pursuant to securities transactions can be directly impacted by volatile trading markets. I/B/E/S, Inc.'s customer activities involve the execution and settlement of various customer securities transactions through its principal correspondent clearing brokers, Correspondent Services Corporation, an affiliate of Paine Webber Incorporated, and S.G. Warburg.

Disclosure Information Services, Inc. ("DISI"), a subsidiary of Disclosure, Inc., is committed under a renewed subcontract with the Securities and Exchange Commission ("SEC") through September 30, 1995, whereby DISI is to provide documents to the SEC and operate public reference rooms, among other things.

                         LESLIE SUFRIN AND COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                               325 FIFTH AVENUE
                              NEW YORK, N.Y. 10016

LESLIE SUFRIN, C.P.A.
THOMAS A. MASTRELLI, C.P.A.                                       (212) 696-4800
CHARLES TROPIANO, C.P.A.                               TELECOPIER (212) 481-1638


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------
                          ON SUPPLEMENTARY INFORMATION
                          ----------------------------

To the Board of Directors
Disclosure, Inc.

Our report on our audit of the basic combined financial statements of Disclosure, Inc. and Affiliated Companies (the "Company") for 1994 appears on page 1. That audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The pro-forma statement of operating income for the year ended December 31, 1994 for the Company is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the combined basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined basic financial statements taken as whole.

Disclosure, Inc., Disclosure (UK), Limited, and I/B/E/S (UK, Limited are ultimate subsidiaries of nv Verenigd Bezit VNU. As summarized in the notes to the basic combined financial statements, there are certain transactions between the Company, its fifty percent owned joint venture and subsidiaries of nv Verenigd Bezit VNU which are determined on agreed upon bases.

                     /s/ Leslie Sufrin and Company, P.C.

February 3, 1995

                                           DISCLOSURE, INC.
                                       AND AFFILIATED COMPANIES
                                 SUPPLEMENTARY FINANCIAL INFORMATION
                               PRO-FORMA STATEMENT OF OPERATING INCOME
                                FOR THE YEAR ENDING DECEMBER 31, 1994
                                      (IN THOUSANDS OF DOLLARS)

                                                                      Pro-forma adjustments (1)
                                                                      --------------------------
                                                     Pro-forma            IBES     Fifty percent     Audited
                                                        1994          1/1-6/30/94    Worldscope       1994
                                                     ---------        -----------  -------------     -------
Revenues:
 Documents                                            $64,342         $     -        $     -         $64,342
 Databases and other                                   15,164               -          2,122          13,042
 Earnings estimates revenues, net                      16,643           8,055              -           8,588
                                                      -------          ------         ------         -------

       Net revenues                                    96,149           8,055          2,122          85,972
                                                      -------          ------         ------         -------

Operating expenses:
 Cost of services                                      51,638           2,605          2,210          46,823
 Selling, general and administrative                   22,531           4,404            336          17,791
 Depreciation and amortization                          6,728             745             53           5,930
 Amortization of intangibles                            2,293               -              -           2,293
                                                      -------          ------         ------         -------

       Total operating expenses                        83,190           7,754          2,599          72,837
                                                      -------          ------         ------         -------
Operating income (loss)                               $12,959          $  301         $ (477)        $13,135
                                                      =======          ======         ======         =======


(1)      Pro-forma adjustments represent (1) the operating activities of the I/B/E/S group of companies for the six months ended June 30, 1994 and (2) fifty percent of the revenues and operating expenses (without regard to database capitalization) of the Worldscope joint ventures for the year ended December 31, 1994.


                                DISCLOSURE, INC.
                             AND AFFILIATED COMPANY

                         COMBINED FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1992 AND 1991

                                     WITH

                         INDEPENDENT AUDITOR'S REPORT

                                    DISCLOSURE, INC. AND AFFILIATED COMPANY

                                         COMBINED FINANCIAL STATEMENTS

                                     YEARS ENDED DECEMBER 31, 1992 AND 1991

                                                     INDEX
                                                     -----

                                                                                                          Page
                                                                                                          ----
Independent Auditor's Report                                                                              1-2
Combined Balance Sheets                                                                                    3
Combined Statements of Operations and Retained Earnings                                                    4
Combined Statements of Cash Flows                                                                         5-6
Notes to Combined Financial Statements                                                                    7-16

                        LESLIE SUFRIN AND COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                               325 FIFTH AVENUE
                             NEW YORK. N.Y. 10016

LESLIE SUFRIN, C.P.A.
THOMAS A. MASTRELLI, C.P.A.                                     (212) 696-4800
CHARLES TROPIANO, C.P.A.                             TELECOPIER (212) 481-1638


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors Disclosure, Inc.

We have audited the accompanying combined balance sheets of Disclosure, Inc., its wholly-owned subsidiaries and its affiliated company, Disclosure
London, Limited, (collectively referred to as the "Company") as of December 31, 1992 and 1991 and the related combined statements of operations and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1992 and 1991 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Disclosure, Inc. and Disclosure London, Limited are ultimate subsidiaries of nv Verenigd Bezit VNU. There are significant transactions between the Company and subsidiaries of nv Verenigd Bezit VNU which are determined on an agreed upon basis.

As indicated in Note 2, effective January 1, 1991, the Company adopted "push-down" accounting, whereby purchase accounting adjustments associated with its acquisition by VNU are reflected on the books of the Company. Such adjustments result in an increase in goodwill, additional paid-in capital and accumulated amortization of approximately $20,030,000, $20,030,000 and $1,670,000, respectively, at January 1, 1991.

                        LESLIE SUFRIN AND COMPANY, P.C.

To the Board of Directors
Disclosure, Inc.
Page two

As indicated in Note 2, effective January 1, 1991, the Company adopted FAS No. 109, "Accounting for Income Taxes" which required, among other things, that the Company provide for deferred income taxes when determining its tax provision on a separate return basis. The cumulative effect of adopting FAS No. 109 approximated $2,507,000 at January 1, 1991.

As indicated in Notes 4 and 5, the Company's ability to fully recover approximately $5.8 million of its intangible assets related to its Federal Documents Retrieval division and its approximate $6.1 million investment in and advances to its joint venture at December 31, 1992 is, in large part, dependent upon the division's and the joint venture's ability to attain and maintain positive cash flow from operations. The ultimate outcome of these uncertainties cannot presently be determined. Accordingly, the combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                     /s/ Leslie Sufrin and Company, P.C.

January 29, 1993, except for Note 12,
which date is September 6, 1993

                                              DISCLOSURE, INC. AND AFFILIATED COMPANY
                                                      COMBINED BALANCE SHEETS
                                                    DECEMBER 31, 1992 AND 1991
                                                     (IN THOUSANDS OF DOLLARS)

                                                                                     1992              1991
                                                                                     ----              ----
   ASSETS                                                                                           (Restated)
   ------
Current assets:
  Cash                                                                            $   885             $   688
  Trade receivables, net of allowance for doubtful
    accounts of $1,259 in 1992 and $731 in 1991                                    16,884              16,057
  Other current assets                                                              2,669                 977
                                                                                  -------             -------
    Total current assets                                                           20,438              17,722

Property, equipment, leasehold improvements
  and capitalized software, net (Note 3)                                           11,781              12,714
Intangible assets, net (Note 4)                                                    28,149              32,219
Investments in and advances to joint venture (Note 5)                               6,065               4,467
Other assets                                                                          147                 282
                                                                                  -------             -------
                                                                                  $66,580             $67,404
                                                                                  =======             =======
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities                                        $ 5,661             $ 5,339
  Deferred revenues                                                                12,945              12,086
  Capitalized lease obligations - current portion (Note 6)                            402                 334
  Other                                                                             1,001               1,960
                                                                                  -------             -------
    Total current liabilities                                                      20,009              19,719

Capitalized lease obligations - long-term (Note 6)                                    624               1,215
Due to VNU, VNU-BIS and its affiliates (Notes 7 and 8)                              3,667                 903
Due to VNU-BIS - deferred tax liability (Note 8)                                    1,901               2,598

Commitments (Note 11)

Stockholders' equity (Note 7):
  Common stock                                                                          2                   2
  Additional paid-in capital                                                       41,967              41,967
  Retained earnings                                                                (1,511)                973
  Cumulative foreign currency translation adjustment                                  (79)                 27
                                                                                  -------             -------
    Total stockholders' equity                                                     40,379              42,969
                                                                                  -------             -------
                                                                                  $66,580             $67,404
                                                                                  =======             =======

                            See accompanying notes.

                                    DISCLOSURE, INC. AND AFFILIATED COMPANY
                                       COMBINED STATEMENTS OF OPERATIONS
                                             AND RETAINED EARNINGS
                                     Years Ended December 31, 1992 and 1991
                                           (IN THOUSANDS OF DOLLARS)
                                                                                   1992                1991
                                                                                   ----                ----
                                                                                                   (Restated)
Revenues:
 Documents                                                                        $46,411            $41,758
 Database and other                                                                 7,922              7,615
                                                                                ---------          ---------
     Net revenues                                                                  54,333             49,373
                                                                                ---------          ---------

Operating expenses:
 Cost of services                                                                  31,285             29,300
 Selling, general and administrative                                               14,485             13,856
 Depreciation and amortization                                                      5,586              4,556
 Amortization of goodwill and other intangibles                                     4,870              1,468
                                                                                ---------          ---------
    Total operating expenses                                                       56,226             49,180
                                                                                ---------          ---------

Operating income (loss)                                                            (1,893)               193
                                                                                ---------          ---------

Other income (deductions):
 Interest expense                                                                    (208)              (386)
 Interest income                                                                       56                 80
 Equity in (loss) of joint venture (Note 5)                                          (661)              (572)
                                                                                ---------          ---------
                                                                                     (813)              (878)
                                                                                ---------          ---------
(Loss) before provision for income taxes and cumulative
 effect of changes in accounting policy                                            (2,706)              (685)
Income tax (expense) benefit (Note 9)                                                 384               (241)
                                                                                ---------          ---------

Net (loss) before cumulative effect of changes
 in accounting policy                                                              (2,322)              (926)
                                                                                ---------          ---------

Cumulative effect of changes in accounting policy (Note 2)                              -             (4,177)
                                                                                ---------          ---------
Net (loss)                                                                         (2,322)            (5,103)
                                                                                ---------          ---------
Retained earnings - beginning of year, as previously reported                       1,439              6,542
Dividends accrued - Disclosure London, Limited (Note 7)                              (466)              (208)
                                                                                ---------          ---------

Retained earnings - beginning of year, as restated                                    973              6,334
Dividends accrued - Disclosure London, Limited (Note 7)                              (162)              (258)
                                                                                ---------          ---------

Retained earnings - end of year                                                   $(1,511)           $   973
                                                                                =========          =========

                            See accompanying notes.

                                      DISCLOSURE, INC. AND AFFILIATED COMPANY
                                         COMBINED STATEMENTS OF CASH FLOWS
                                       YEARS ENDED DECEMBER 31, 1992 AND 1991
                                             (IN THOUSANDS OF DOLLARS)
                                                                                   1992               1991
                                                                                   ----               ----
                                                                                                   (Restated)
Cash flows from operating activities:
   Net (loss)                                                                     $(2,322)           $(5,103)
   Adjustments to reconcile net (loss) to net cash
      provided by (used in) operating activities:
      Cumulative effect of changes in accounting policy                                 -              4,177
      Depreciation and amortization                                                 7,281              6,024
      Deferred taxes                                                                 (697)                91
      Write-off of intangibles related to CIFAR                                     3,175                  -
      Reserve for 1993 Act database                                                   900                  -
      Imputed interest on accrued acquisition obligation                               74                143
      Equity in loss of joint venture                                                 661                572
      Change in cumulative foreign currency
          translation adjustment                                                     (106)               (20)
      Decrease (increase) in:
        Accounts receivable                                                          (827)             (2,331)
        Other current assets                                                       (1,692)                 80
        Other assets                                                                  135                  77
      Increase (decrease) in:
        Accounts payable and accrued liabilities                                      322                 265
        Deferred revenues                                                             859               1,894
                                                                                ---------           ---------
          Net cash provided by operating activities                                 7,763               5,869
                                                                                ---------           ---------

Cash flows from investing activities:
   Acquisition of Bechtel Software, Inc.                                                -              (4,304)
   Advances to joint venture                                                       (2,259)             (1,039)
   Payment related to CIFAR goodwill                                                 (175)                  -
   Purchase of property and equipment                                              (6,178)             (4,016)
                                                                                ---------           ---------
          Net cash (used in) investing activities                                  (8,612)             (9,359)
                                                                                ---------           ---------

Cash flows from financing activities:
 Payment of accrued acquisition costs                                              (1,033)             (1,315)
 (Repayments) of capitalized lease obligations                                       (523)               (180)
 Due to VNU, VNU-BIS and its affiliates                                             2,602              (2,221)
 Capital contributions                                                                  -               7,001
                                                                                ---------           ---------
          Net cash provided by financing activities                                 1,046               3,285
                                                                                ---------           ---------

Net increase (decrease) in cash and cash equivalents                                  197                (205)
Cash and cash equivalents - beginning of year                                         688                 893
                                                                                ---------           ---------
Cash and cash equivalents - end of year                                         $     885           $     688
                                                                                =========           =========

Cash paid during the year for:
  Interest                                                                      $     270           $     128
                                                                                =========           =========
  Income taxes                                                                  $     372           $      21
                                                                                =========           =========

                            See accompanying notes.

                                      DISCLOSURE, INC. AND AFFILIATED COMPANY
                                         COMBINED STATEMENTS OF CASH FLOWS
                                       YEARS ENDED DECEMBER 31, 1992 AND 1991
                                             (IN THOUSANDS OF DOLLARS)
                                                    (CONTINUED)

                                                                                     1992              1991
                                                                                     ----              ----
Supplemental schedule of non-cash                                                                   (Restated)
  investing and financing activities:

  - Capitalized lease obligation incurred in connection with
         acquisition of certain computer equipment                                  $    -            $ 1,729
                                                                                    ======            =======

  - Acquisition of Bechtel Software, Inc. (Note 4):
     Cash acquired                                                                       -              1,422
     Fair value of tangible assets acquired                                              -              2,449
     Accounts payable, accrued liabilities and
     deferred revenue assumed                                                                          (2,050)
     Intangible assets acquired (including deferred
     acquisition and transition costs)                                                   -              5,688
                                                                                    ------            -------
                                                                                                        7,509

       Cash paid (at closing and for deferred acquisition
       and transition costs)                                                             -             (5,726)
                                                                                    ------            -------

          Obligation due to sellers                                                 $    -            $ 1,783
                                                                                    ======            =======

  - Dividend declared - Disclosure London, Limited                                  $  162            $   258
                                                                                    ======            =======

                             See accompanying notes.

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991

Note 1 - Description of Company, basis of presentation and principles of
------------------------------------------------------------------------
consolidation
-------------

Disclosure, Inc., its wholly-owned subsidiaries and Disclosure London, Limited (collectively referred to as the "Company") are ultimate subsidiaries of nv Verenigd Bezit VNU ("VNU"). The Company is engaged in the business of developing, producing and selling various products derived from regulatory filings of publicly traded companies and similar documents worldwide, including full-text copies of such documents and abstracted database products derived from such documents.

The combined financial statements include the accounts of Disclosure, Inc. and its subsidiaries in which it owns more than a fifty percent interest. Disclosure, Inc.'s fifty percent owned joint venture is reflected on the equity method of accounting. Disclosure London, Limited is eighty percent owned by VNU International (a subsidiary of VNU) and twenty percent owned by an unrelated third party. All significant intercompany accounts and transactions have been eliminated. There are significant transactions between the Company, VNU, VNU-BIS and its affiliates which are determined on agreed upon bases between the parties (See Note 8).

Note 2 - Summary of significant accounting policies
----------------------------------------------------

Cash and cash equivalents
-------------------------
The Company considers all bank accounts and other investments that can be liquidated on demand or with a maturity of three months or less to be cash equivalents.

Accounts and unbilled receivables
---------------------------------
Accounts and unbilled receivables are stated net of a provision for doubtful accounts.

Property and equipment
----------------------
The Company records property and equipment, including computer equipment under capital leases, at cost. Developed software and certain abstract databases with annual budgeted costs exceeding $100,000 are capitalized to the extent budgeted. Acquired software and databases greater than $25,000 are also capitalized. Amounts capitalized are evaluated annually as to recovery with any permanent impairment in value being charged to results of operations in the year determinable. In addition, capitalized software databases which do not attain related revenue levels, as defined, are required to partially or fully restrict the level of subsequent years' capitalized expenditures. This asset category also includes certain capitalized equipment leases. Certain production costs associated with the 34 Act database (including document acquisition and preparation, Laser Disclosure production, and 1934 Act database production) have been expensed as incurred.

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991


Note 2 - Summary of significant accounting policies (continued)
---------------------------------------------------------------

Depreciation and amortization are determined based upon principally straight line methods over the respective assets' estimated useful lives. Annual depreciation/amortization percentages for the most significant asset categories are as follows:

         Machinery and equipment                                10 - 33%
         Office furniture and equipment                         10 - 20%
         Vehicles                                               25 - 33%
         Software                                                    33%
         Databases                                                   20%

Leasehold improvements are amortized over the life of the leases or the useful life of the improvement, whichever is shorter. The machinery and equipment category also includes certain capitalized equipment leases.

Intangible assets
-----------------
In a series of transactions from 1981 to 1987, Disclosure, Inc. became a wholly-owned subsidiary of VNU Business Information Services, Inc. ("VNU-BIS "), an ultimate subsidiary of VNU. The purchase accounting adjustments associated with its acquisition are reflected on the books of VNU-BIS and have been "pushed down" to Disclosure, Inc. effective January 1, 1991.

Effective January 1, 1991, the Company adopted "push-down" accounting whereby purchase accounting adjustments associated with its initial acquisition by VNU are reflected on the books of the Company. Such adjustments result in an increase in goodwill, additional paid-in capital and accumulated amortization of approximately $20,030,000, $20,030,000 and $1,670,000, respectively, at
January 1, 1991.

The excess of cost, including deferred acquisition costs, over the underlying value of tangible net assets of businesses acquired has been accounted for as intangible assets to be amortized over their respective estimated useful lives, ranging from five to forty years. The net book value of such intangible assets are evaluated annually as to realizability.

Cumulative foreign currency translation adjustment
--------------------------------------------------
Assets and liabilities of Disclosure London, Limited are translated at current exchange rates at the balance sheet dates, while revenues and expenses are translated at weighted average exchange rates during the respective year, with the resultant difference accounted for in the cumulative foreign currency translation adjustment account in the stockholders' equity section of the balance sheet.

                    DISCLOSURE, INC. AND AFFILIATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1992 AND 1991

Note 2 - Summary of significant accounting policies (continued)
---------------------------------------------------------------

Revenue recognition
-------------------

Document revenues (generated principally on a demand or a subscription basis) and on-line database product revenues are generally recognized when title and/or delivery passes to the customer or ratably as the product or service is provided or developed. All other database product revenues are recognized on accelerated methods, whereby a significant portion of the revenue is recognized upon the signing of a contract (and/or delivery of the product), deferring that portion of revenue which will be matched against the minimal future service costs to be incurred.

Income taxes
------------
Effective January 1, 1991, the Company adopted FAS No. 109, "Accounting for Income Taxes". This standard requires the use of the asset and liability approach for financial accounting and reporting for income taxes and also requires that the Company provide for deferred income taxes when determining its tax provision on a separate return basis. The cumulative effect of adopting FAS No. 109 approximated $2,507,000 at January 1, 1991.

Disclosure, Inc. files consolidated Federal and certain combined state income tax returns with VNU-BIS. Disclosure, Inc. files separate income tax returns for certain other states. Disclosure London, Limited files a return with Inland Revenue in the United Kingdom. While U.S. entities are included in the consolidated Federal and certain combined state tax returns with VNU-BIS, such entities have been treated as if they were separate entities for financial tax reporting purposes. The provision for current taxes represent taxes on Disclosure, Inc.'s and its subsidiaries' income required in certain states, municipalities and Disclosure London, Limited's income in the United Kingdom.

The Company reports, for financial statement purposes, certain items of income and expense in periods which differ from when such items are reported for income tax purposes. The principal differences relate to (1) the utilization of consolidated net operating loss carryforwards, (2) the timing of certain financial statement reserves or accruals recorded by the Company, which, for income tax purposes, are not deductible until realized or paid, and (3) the timing of depreciation and amortization which are recognized, for financial statement purposes, over different periods than such are recognized for income tax purposes. The related deferred tax effects have been included in the caption "Due to VNU-BIS - deferred tax liability". In addition, the amortization of goodwill and certain intangible assets are not deductible for income tax purposes until such assets are ultimately sold or abandoned.

Reclassifications
-----------------

Certain amounts included in the 1991 combined financial statements have been reclassified to conform with the 1992 presentation.

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991



Note 3 - Property and equipment
-------------------------------

Property and equipment consisted of the following (in thousands of dollars):

                                                                             1992            1991
                                                                             ----            ----
        Machinery and computer equipment                                  $ 25,653         $22,283
        Furniture and fixtures                                               2,264           2,073
        Software and databases                                               2,994           1,516
        Leasehold improvements and condominium                               4,923           4,609
                                                                          --------         -------
                                                                            35,834          30,481
        Less: accumulated depreciation                                     (24,053)        (17,767)
                                                                          --------        --------
                                                                          $ 11,781        $ 12,714
                                                                          ========        ========

Note 4 - Intangible assets
--------------------------

Intangible assets related to acquisitions consisted of the following (in thousands of dollars):

                                                                           1992           1991
                                                                           ----           ----
  Goodwill                                                                $27,697       $30,072
  Covenant not to compete                                                   3,500         3,500
  Subscription lists                                                        2,865         2,865
  Libraries and related assets                                                950           950
  Deferred acquisition and transition costs                                   688           688
                                                                          -------       -------
                                                                           35,700        38,075
  Less: Accumulated amortization                                           (7,551)       (5,856)
                                                                          -------       -------
                                                                          $28,149       $32,219
                                                                          =======       =======

In January 1991, the Company acquired 100% of the stock of Bechtel Software, Inc. ("Bechtel"). The Company's aggregate purchase price for Bechtel's business and net assets (including approximately $1.8 million in tangible net assets) was approximately $7.5 million; (i) $5 million paid in January 1991, (ii) approximately $1.8 million (the present value of $2 million due upon renewals of a Bechtel subcontract) and (iii) the balance related to deferred acquisition and transition costs.

Intangible assets ($2,550,000) and database costs ($625,000) related to the Company's CIFAR acquisition were deemed to be permanently impaired in 1992 and, accordingly, were written off. The write-off was included in the 1992 Statement of Operations and Retained Earnings in the caption "Amortization of Intangibles".

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991


Note 4 - Intangible assets (continued)
--------------------------------------

The Company's ability to fully recover its $5.8 million net book value of intangibles related to the Federal Document Retrieval ("FDR") acquisition (included above) is dependent upon the FDR division's ability to ultimately maintain positive cash flow from operations. No adjustment which might result from the outcome of this uncertainty has been recorded in the accompanying combined financial statements.

Note 5 - Investment in and advances to joint venture
----------------------------------------------------

In November 1990, Disclosure, Inc. invested $4,000,000 for a 50% partnership interest in a joint venture, Worldscope/Disclosure Partners ("W/D"), formed to produce and market certain international global and regional abstracted database products. During 1992 and 1991, Disclosure, Inc. provided services to W/D, which were charged from the following operating expense categories in the accompanying Combined Statements of Operations and Retained Earnings (in thousands of dollars):

                                                                             1992           1991

      Data acquisition, processing and distribution                          $103           $ 59
      Selling and customer support                                            139             65
      Marketing                                                               264            138
      General and administrative                                               86             33
                                                                             ----           ----
                                                                             $592           $295
                                                                             ====           ====

In addition, Disclosure, Inc. provided approximately $1,667,000 and $744,000 of additional net financing to W/D in 1992 and 1991, respectively. Summarized financial information for W/D as of and for the years ended December 31, 1992 and 1991 is as follows (in thousands of dollars):

                                                                              1992             1991
                                                                              ----             ----
      Balance Sheet
      -------------
      Current assets                                                       $   819          $   509
      Capitalized database and software, net                                 4,493            2,382
      Database licensing agreement, net                                      1,800            2,400
      Other assets                                                               3                4
                                                                           -------          -------
      Total assets                                                         $ 7,115          $ 5,295
                                                                           =======          =======

      Accounts payable, accrued liabilities and deferred revenue           $   464          $   321
      Due to Disclosure, Inc.                                                3,299            1,039
      Due to W/D partner                                                     1,966            1,215
      Partners' capital                                                      1,386            2,720
                                                                           -------          -------
                                                                           $ 7,115          $ 5,295
                                                                           =======          =======

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991

Note 5 - Investment in and advances to joint venture (continued)
----------------------------------------------------------------

                                                                           1992            1991
                                                                           ----            ----
                                                                              (In thousands)
      Statement of Operations
      -----------------------
      Revenues                                                            $ 2,164         $ 1,779
      Operating expenses                                                    4,997           4,705
                                                                          -------         -------
      (Loss) before database and software capitalization, related amortization and amortization of database
       licensing agreement                                                 (2,833)         (2,926)
      Database and software capitalization                                  2,891           2,593
      Amortization of capitalized database and software                    (1,380)           (212)
      Amortization of database licensing agreement                              -            (600)
                                                                          -------         -------

               Net (loss)                                                 $(1,322)        $(1,145)
                                                                          =======         =======
      Disclosure's 50 % share of net (loss)                               $  (661)        $  (572)
                                                                          =======         =======

The Company's ability to fully recover its approximate $6.1 million dollar investment in and advances to W/D is dependent upon W/D's ability to ultimately attain and maintain positive cash flow from operations. In February 1993, W/D obtained a $1.5 million line of credit from a bank (which was guaranteed by VNU), a portion of the proceeds of which was to be used to repay a portion of Disclosure, Inc.'s advances. No adjustment which might result from this uncertainty has been recorded in the accompanying combined financial statements.



Note 6 - Capitalized lease obligation
-------------------------------------

Certain computer equipment is leased under a five-year, noncancellable lease which meets the criteria of a capital lease and, accordingly, has been recorded as such. The following is a schedule of future minimum lease payments under the capital lease, together with the net present value (at an interest rate of 8.75%) of minimum lease payments as of December 31, 1992 and 1991 (in thousands of dollars):

                                                                              1992            1991
                                                                              ----            ----
      Total minimum lease payments                                          $1,204          $1,851
      Less: amount represent interest                                         (178)           (302)
                                                                            ------          ------
      Present value of net minimum lease payments                            1,026           1,549
      Less: current maturities                                                (402)           (334)
                                                                            ------          ------

                                                                            $  624          $1,215
                                                                            ======          ======

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991


Note 7 - Stockholders' equity
-----------------------------

Common stock includes the following at December 31, 1992 and 1991:

                                                                       Shares
                                                       --------------------------------------
                                                       Issued       Outstanding    Authorized
                                                        ------      -----------     ----------
      Disclosure, Inc.                                    500            500          1,000
      Disclosure London, Limited                        1,000          1,000          1,000

Disclosure London, Limited accrued dividends in 1990, 1991 and 1992. These dividend accruals for 1991 and 1990 (aggregating approximately $466,000) were not previously reflected in the financial statements. Therefore, the 1991 financial statements have been restated to reflect the accrual of dividends.

Note 8 - Due to VNU, VNU-BIS and certain affiliates
---------------------------------------------------

Due to VNU, VNU-BIS and its affiliates consists of the following at December 31,:

                                                                       1992            1991
                                                                       ----            ----
                                                                           (In thousands)
Due to VNU, VNU-BIS and its affiliates (a)                            $3,667          $  903
Due to VNU-BIS - deferred tax liability (b)                            1,901           2,598
                                                                      ------           -----

                                                                      $5,568          $3,501
                                                                      ======          ======

(a) The Company's activity with VNU-BIS and affiliates includes certain financing, accounting, strategic planning and administrative functions, which are determined on agreed upon bases between the parties. Furthermore, the Disclosure, Inc. participates in certain employee benefit programs administered by VNU-BIS.

(b) While U.S. entities are included in the consolidated Federal and certain combined state tax returns with VNU-BIS, such entities have been treated as if they were separate entities for financial tax reporting purposes. The related deferred tax liabilities have been included above.


                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991


Note 9 - Income Taxes
---------------------
The provision (benefit) for income taxes is comprised of the following for the years ending:

                                                                             December 31,
                                                                         1992             1991
                                                                         ----             ----
                                                                           (In thousands)
               Current
                Federal                                               $    -            $   -
                State and local                                          190                -
                Foreign (UK)                                             123              150
                                                                      ------            -----
                                                                         313              150
               Deferred
                Federal                                               $ (638)           $  83
                State and local                                          (59)               8
                                                                      ------            -----
                                                                      $ (384)           $ 241
                                                                      ======            =====



The reconciliation between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before provision for income taxes is as follows:

                                                                        1992             1991
                                                                        ----             ----
                                                                          (In thousands)
              Federal statutory income taxes                         $(1,047)           $(360)
              State income taxes, net of
               Federal tax effect of $ (88)
               and $ (31), respectively                                 (172)             (59)
              Foreign tax provision                                      123              150
              Other (permanent differences)                              712              510
                                                                     -------            -----
                                                                     $  (384)           $ 241
                                                                     =======            =====


Income (loss) before provision for income taxes consisted of the following:

                                                                        1992             1991
                                                                        ----             ----
                                                                          (In thousands)
              Domestic                                                 $(3,079)         $(1,060)
              Foreign (UK)                                                 373              375
                                                                       -------          -------
                                                                       $(2,706)         $  (685)
                                                                       =======          =======

Note 10 - Retirement plans
--------------------------

Disclosure, Inc. is part of a 401(k) Retirement Savings Plan (the "Plan") with VNU-BIS which provides certain deferred compensation benefits to eligible Disclosure, Inc. employees. The Plan provides for discretionary contributions to be made by VNU-BIS for Disclosure, Inc. for which only Employer Matching Contributions of approximately $194,000 and $162,000 were made for the years ended December 31, 1992 and 1991.

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991

Note 11 - Commitments
---------------------


The Company has entered into various leasehold and employment commitments, which expire as follows (in thousands of dollars):

                                                            Leasehold
                                             -----------------------------------
                                                            Disclosure
       December 31,                Total       Bethesda      Limited        Other      Employment       Other
       ------------                -----       --------      -------        -----      ----------       -----
          1993                   $ 3,906       $ 1,978         $192        $1,334         $290          $112
          1994                     3,023         1,957          192           534          290             -
          1995                     2,622         1,893          192           537            -             -
          1996                     2,609         1,893          192           524            -             -
          1997                     2,423         1,893          192           338            -             -
          Thereafter              17,635        16,153                      1,482            -             -
                                 -------       -------         ----        ------         ----          ----

                                 $32,218       $25,767         $960        $4,749         $580          $112
                                 =======       =======         ====        ======         ====          ====

The Company's leasehold commitments are net of sublease income. The Bethesda office space is owned by a Partnership in which a wholly-owned subsidiary of VNU-BIS holds a 20% interest.

The Disclosure London, Limited Shareholder Agreement has certain put/call provisions whereby VNU International could be required to purchase the minority shares at a "Share Price", as defined. These provisions become operational for 50% and 100% of the minority shares on December 31, 1994 and 1995, respectively.

In addition, Disclosure, Inc. is committed [under a renewed subcontract with the Securities and Exchange Commission ("SEC")] through September 30, 1993, whereby Disclosure Information Services, Inc. (a wholly owned subsidiary of Disclosure, Inc.) is to provide documents to the SEC and operate public reference rooms, among other things.

Note 12 - Subsequent event
--------------------------

On September 6, 1993, an officer of Disclosure, Inc. (who is also an officer and shareholder of Disclosure London, Limited) and VNU entered into an agreement which, among other things, entitles such officer to future payments based upon the Company's future operating income, as defined, compared to its 1992 operating income, as defined. The following table reconciles the

                   DISCLOSURE, INC. AND AFFILIATED COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1992 AND 1991


Note 12 - Subsequent event (continued)
--------------------------------------

Company's 1992 operating income, reflected in the accompanying combined financial statements, to the Company's 1992 operating income specified in this agreement (in thousands of dollars):


   1992 operating income - per the Company's combined
    financial statements (before amortization of
    intangible assets and certain parent allocations)                                              $6,562
   Adjustments recorded at Company level within
   VNU-BIS's 1992 consolidation:
    - Bad debt expense                                                                  $(500)
    - Certain executives' long-term incentive and
   severance accruals                                                                    (220)       (720)
                                                                                        -----      ------
   1992 operating income - as reflected in VNU-BIS's 1992
    consolidated results                                                                            5,842
   1992 "normalization" adjustments:
    - 1991 bad debt expense recorded by VNU-BIS in 1991,
    recorded by Disclosure in 1992                                                      $ 500
    - Portion of revenue and cost reimbursements recorded
    in 1992 from SEC contract which relate to 1991                                       (333)
    - Opening net book value of 1933 Act database as of
    December 31, 1991; database written off in 1992                                       413
    - 1992 Disclosure London, Limited 20% minority
    interest cost                                                                         (75)        505
                                                                                        -----      ------

    1992 "normalized" operating income                                                             $6,347
                                                                                                   ======

                      PRIMARK CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial information presented herein gives effect to the Company's acquisition of Disclosure and its affiliates (the "Transaction"). The Unaudited Pro Forma Consolidated Statements of Income for the six months ended June 30, 1995 and for the year ended December 31, 1994 assume that the Transaction occurred on January 1, 1994. Accordingly, the pro forma financial information for the 1995 and 1994 periods are based upon the historical financial statements of Primark and Disclosure for the six months ended June 30, 1995 and for the twelve months ended December 31, 1994, respectively. Certain reclassifications have been made to the historical income statements of Disclosure to conform with the historical income statement presentation of Primark Corporation.

The Unaudited Pro Forma Consolidated Statements of Income include the accounts of Disclosure and give effect to events that are directly attributable to the Transaction and expected to have a continuing impact on the Company. Explanations for these adjustments are included in the Notes to the Unaudited Pro Forma Consolidated Financial Statements.

It should be noted that the Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1994 only reflects six months of the historical operating results of I/B/E/S, Inc. and Vestek, Inc. whose operations were acquired in June 1994. Combined, these acquisitions represent less than ten percent of consolidated operating income. With the exception of this matter, the Company knows of no specific matters that would cause the unaudited pro forma consolidated financial information included herein not to be indicative of future operations. However, such pro forma operating results have been prepared for comparative purposes only and do not necessarily represent actual operating results that may occur in the future or that would have occurred had the Transaction been consummated on the above-mentioned assumed date.

The Company's Unaudited Consolidated Statement of Financial Position as of June 30, 1995 and Notes 1 and 2 of the Notes to the Consolidated Financial Statements, as contained in the Company's Form 10-Q for the second quarter ended June 30, 1995, reflect the Transaction and are incorporated by reference herein. The Company's Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the historical financial statements of Primark and Disclosure.

                                               PRIMARK CORPORATION AND SUBSIDIARIES
                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                      SIX MONTHS ENDED JUNE 30, 1995
                                                            ----------------------------------------------------
                                                            PRIMARK                                        PRO
                                                           CONSOLIDATED   DISCLOSURE      ADJUSTMENTS     FORMA
                                                           ------------   ----------      -----------     ------
                                                                    (Thousands Except Per Share Amounts)
OPERATING REVENUES                                          $278,902        $51,356        $   (80) [1]  $330,178
                                                            --------        -------         -------      --------
OPERATING EXPENSES
  Cost of services                                           187,241         26,118                       213,359
  Selling, general and administrative                         51,747         13,900           (819) [2]    64,828
  Depreciation                                                 6,137          2,329                         8,466
  Amortization of goodwill and other
    intangible assets                                          8,847          3,307          2,686  [3]    13,834
                                                                                            (1,006) [4]
                                                            --------        -------         -------      --------
    Total operating expenses                                 253,972         45,654            861        300,487
                                                            --------        -------         -------      --------
    Operating income                                          24,930          5,702           (941)        29,691
                                                            --------        -------         -------      --------

OTHER INCOME AND (DEDUCTIONS)
  Investment income                                              646            339           (625) [5]        80
                                                                                              (280) [4]
  Interest expense                                            (6,955)          (788)        (5,710) [6a]  (12,742)
                                                                                               711  [4]
  Foreign currency transaction loss - net                     (2,107)             -                        (2,107)
  Other                                                         (312)           (79)            26  [6b]     (365)
                                                            --------        -------         -------      --------
      Total other income and (deductions)                     (8,728)          (528)        (5,878)       (15,134)
                                                            --------        -------         -------      --------

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM             16,202          5,174         (6,819)        14,557
INCOME TAX EXPENSE (BENEFIT)                                   7,172          2,319         (1,952) [7]     7,539
                                                            --------        -------         -------      --------
INCOME BEFORE EXTRAORDINARY ITEM                               9,030          2,855         (4,867)         7,018
DIVIDENDS ON PREFERRED STOCK                                    (717)             -                          (717)
                                                            --------        -------         -------      --------
INCOME BEFORE EXTRAORDINARY ITEM APPLICABLE
  TO COMMON STOCK                                             $8,313        $ 2,855        $(4,867)        $6,301
                                                            ========        =======         =======      ========

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE             --------                                     --------
  BEFORE EXTRAORDINARY ITEM                                   $ 0.42                                       $ 0.32
                                                            ========                                     ========

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                          19,822                                       19,822
                                                            ========                                     ========

    The notes to the unaudited pro forma consolidated financial statements are an integral part of this statement.


   OPERATING DATA AND OTHER SELECTED RATIOS

   Gross margin                                                32.9%        49.1%                          35.4%
   EBITDA*                                                   $39,914     $ 11,338                        $51,991
   EBITDA* margin (EBITDA* as percentage of sales)             14.3%        22.1%                          15.7%
   Capital expenditures and capitalized software             $10,447     $  3,074                        $13,521
   Ratio of EBITDA* to interest expense                          5.7 x                                       4.1 x

*  EBITDA represents operating income plus depreciation and amortization expense. Due to the high non-cash amortization expense recorded to net income, the Company presents EBITDA to provide the shareholder a measure of cash flows within operations.  EBITDA represents supplemental information only and is not to be construed as an alternative to operating income or to cash flows from operating activities as defined by GAAP.


                                    PRIMARK CORPORATION AND SUBSIDIARIES
                            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                    TWELVE MONTHS ENDED DECEMBER 31, 1994
                                                          -------------------------------------------------------
                                                            PRIMARK                                         PRO
                                                          CONSOLIDATED    DISCLOSURE       ADJUSTMENTS     FORMA
                                                          ------------    ----------       -----------     ------
                                                                   (Thousands Except Per Share Amounts)
OPERATING REVENUES                                           $477,026       $85,972        $ (398)[1]     $562,600
                                                             --------       -------        ------         --------

OPERATING EXPENSES
   Cost of services                                           309,158        46,823                        355,981
   Selling general and administrative                         102,295        17,791                        120,086
   Depreciation                                                12,091         4,835                         16,926
   Amortization of goodwill and other
   intangible assets                                           15,446         3,388         5,704 [3]       22,783
                                                                                           (1,755)[4]
                                                             --------       -------        ------         --------
     Total operating expenses                                 438,990        72,837         3,949          515,776
                                                             --------       -------        ------         --------
     Operating income                                          38,036        13,135        (4,347)          46,824
                                                             --------       -------        ------         --------

OTHER INCOME AND (DEDUCTIONS)
      Investment income                                           722           174          (722)[5]           76

                                                                                              (98)[4]
      Interest expense                                        (14,246)         (940)      (14,114)[6a]     (28,458)
                                                                                              842 [4]
      Foreign currency transaction loss - net                  (1,329)            -                         (1,329)
      Other                                                       334          (575)          113 [6b]        (128)
                                                             --------       -------        ------         --------
        Total other income and (deductions)                   (14,519)       (1,341)      (13,979)         (29,839)
                                                             --------       -------        ------         --------

INCOME BEFORE INCOME TAXES                                     23,517        11,794       (18,326)          16,985

INCOME TAX EXPENSE (BENEFIT)                                    9,767         5,250        (5,088)[7]        9,929
                                                             --------       -------        ------         --------
INCOME FROM OPERATIONS                                         13,750         6,544       (13,238)           7,056

DIVIDENDS ON PREFERRED STOCK                                   (1,434)            -                         (1,434)
                                                             --------      --------      --------         --------
INCOME APPLICABLE TO COMMON STOCK                            $ 12,316      $  6,544      ($13,238)        $  5,622
                                                             ========      ========      ========         ========
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE              $   0.62                                     $   0.28
                                                             ========                                     ========

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING                                             19,909                                       19,909
                                                             ========                                     ========

      The notes to the unaudited pro forma consolidated financial statements are an integral part of this statement.

OPERATING DATA AND OTHER SELECTED RATIOS
   Gross margin                                                35.2%         45.5%                           36.7%
   EBITDA*                                                  $65,573       $21,358                         $86,533
   EBITDA* margin (EBITDA* as percentage of sales)             13.7%         24.8%                           15.4%
   Capital expenditures and capitalized software            $26,988       $ 6,821                         $33,809
   Ratio of EBITDA* to interest expense                         4.6 x                                         3.0 x


*    EBITDA represents operating income plus depreciation and amortization expense. Due to the high non-cash amortization expense recorded to net income, the Company presents EBITDA to provide the shareholder a measure of cash flows within operations. EBITDA represents supplemental inforntation only and is not to be construed as an alternative to operating income or to cashflows from operating activities as defined by GAAP.


              PRIMARK CORPORATION AND SUBSIDIARIES NOTES TO THE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME


1. CONFORMANCE OF ACCOUNTING POLICY

         In connection with the Transaction, Disclosure has changed its accounting policy with respect to revenue recognition of certain subscription sales to conform with the policies of Primark Corporation and provide consistency with its other subsidiaries. The Unaudited Pro Forma Consolidated Statements of Income (the "Pro Forma Income Statements") give effect to the revenues which would have been deferred under the revenue recognition policies of Primark Corporation.

2. NON-RECURRING ADJUSTMENTS

         The Pro Forma Income Statements presented exclude the effects of certain non-recurring charges directly attributable to the Transaction. For purposes of presenting income from operations before non-recurring charges, the after-tax extraordinary loss on the early extinguishment of debt of $534,000 was excluded from the Pro Forma Income Statement for the six months ended June 30, 1995. Additionally, the Pro Forma Income Statements for the six months ended June 30, 1995 have been adjusted to exclude $819,000 of non-recurring bonus and severance charges incurred by Disclosure which were contingent upon its acquisition by Primark.

3. AMORTIZATION OF INTANGIBLE ASSETS AND DEBT ISSUE COSTS

         The Transaction was accounted for as a purchase. Accordingly, the Transaction purchase price of $200,000,000 along with approximately $6,029,000 of related acquisition fees, was allocated to Disclosure's tangible and intangible net assets acquired based upon their estimated fair values. Allocations made to certain intangible net assets acquired consisted of the following (in thousands of dollars):

                                                          COST        LIFE
                                                          -----------------------
                      Non-compete covenants               $2,417  2 to 3.5  years
                      Database                             2,600      5     years
                      Unfavorable lease commitment        (3,738)    8.5    years
                                                          ------
                                                          $1,279
                                                          ======

         These intangible net assets, along with related net deferred tax assets of approximately $293,000 are being amortized to income on a straight-line basis over their estimated useful lives (recognition of deferred income tax assets is reflected in income tax expense (Note
         7)). Additionally, the Company allocated $10,323,000 to net tangible assets and liabilities. The excess of the Transaction purchase price over the estimated fair value of total net assets

                PRIMARK CORPORATION AND SUBSIDIARIES NOTES TO
          THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME


         acquired was allocated to goodwill. Of the total $188,105,000 allocated to goodwill, $16,360,000 was attributed to I/B/E/S and is being amortized to income on a straight-line basis over 25 years. The remaining portion will be amortized on a straight-line basis over 40 years.

         Approximately $4,737,000 of the total $6,029,000 acquisition fees represent debt issue costs incurred in connection with obtaining the external financing for the Transaction (Note 6a). These costs were capitalized and are being amortized to income over the related debt terms.


         The Pro Forma Income Statements give effect to the periodic amortization of all intangible assets and debt issue costs that would have resulted during the periods presented.

4. TRANSACTIONS WITH VNU

         The Pro Forma Income Statements give effect to the exclusion of Disclosure's net interest income and expense relative to transactions with its previous parent company, VNU International Inc. ("VNU") which would not have occurred had the Company owned Disclosure for the pro forma periods presented. Also reflected is the exclusion of goodwill amortization related to Disclosure's previous acquisitions.

5. INVESTMENT INCOME

         Of the $200,000,000 cash consideration paid, along with approximately $6,029,000 of cash that was paid for debt issue costs and other acquisition fees associated with the Transaction, $15,000,000 was funded with the Company's existing cash balances. Accordingly, had the Transaction occurred on January 1, 1994, the Company would have earned lower investment income on reduced cash balances due to the Transaction funding. The Company's consolidated cash balances would also have been reduced by the payment of principal, interest and bank fees on the external financing.

         The Pro Forma Income Statements give effect to the lower investment income that would have been earned during the periods presented. Such calculations were based upon the actual weighted average investment yields earned during those periods.

              PRIMARK CORPORATION AND SUBSIDIARIES NOTES TO THE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

6. TRANSACTION FINANCING

         a. INTEREST COSTS
         The Company obtained $215,000,000 of external financing, of which $185,000,000 was used to finance the cash consideration paid in the acquisition. Bank financing was obtained through a $125,000,000 term loan and a $45,000,000 draw on a $75,000,000 revolving line of credit, pursuant to a Term Loan Agreement (the "Term Loan") and a Revolving Credit Facility (the "Credit Facility") entered into June 29, 1995. The remaining $15,000,000 of bank financing was obtained pursuant to a Loan Agreement (the "Loan") dated June 29, 1995 between the Company's wholly-owned subsidiary TASC, Inc. ("TASC") and Mellon Bank, N.A.

         The Credit Facility replaced the Company's prior $75,000,000 credit agreement due to expire in 1996. The new Credit Facility expires on October 15, 2000. Interest on outstanding borrowings is payable at a rate of 1.75% above the current prevailing LIBOR rate of interest. For purposes of this presentation, the outstanding balance on the Credit Facility is presumed to have been reduced by the net cash sweeps which would have been received from Disclosure. Beginning in 1997, the Company is eligible for performance pricing adjustments, based upon meeting certain financial tests, which would reduce the applicable interest rate margins.

         The Company's Term Loan is due June 30, 2002. Principal payments are due semi-annually commencing on December 31, 1997. For purposes of this presentation, it is assumed that no principal prepayments were made. Interest on outstanding borrowings under the Term Loan is payable at a rate of 2.0% above the current prevailing LIBOR rate of interest.

         TASC's Loan is due June 28, 1996. For purposes of this presentation, it is assumed that semi-annual payments commenced on June 30, 1994. Interest on outstanding borrowings under the Loan is payable at a rate of 1.75% above the current prevailing LIBOR rate of interest.

         The Pro Forma Income Statements give effect to the periodic interest charges on the external financing that would have been incurred during the periods presented.

              PRIMARK CORPORATION AND SUBSIDIARIES NOTES TO THE
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

         b. BANK FEES
         Commitment fees on the Company's $75,000,000 revolving line of credit are payable quarterly at a rate of 0.375% per annum on the average daily unused portion of the facility. For purposes of this presentation, the unused commitment is based upon the anticipated balance outstanding at the end of each quarter (See note 6a). A $100,000 per annum agent's fee is also payable semi-annually in advance. The Pro Forma Income Statements give effect to these periodic expenses that would have been incurred during the periods presented.

7.       INCOME TAXES

         The Pro Forma Income Statements have been adjusted to reflect the combined amount that would have been accrued for income taxes had the Transaction occurred on January 1, 1994.

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                                 EXHIBIT INDEX

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 Exhibit
 Number             Description of Document
 ------             -----------------------
 23.1                Consent of Independent Public Accountants

 99.1 Unaudited consolidated statement of financial position of the Company and its subsidiaries as of June 30, 1995, and Notes 1 and 2 of the Notes to the Consolidated Financial Statements, as contained in the Company's Form 10-Q for the quarter ended June 30, 1995. (Filed as exhibit 99-1 to Amendment No.1 on Form 8-K/A of the Company's current report on Form 8-K dated July 3, 1995.)
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